Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Amendment of Regulation A Offering Statement on Form 1-A of our report dated April 19, 2021, relating to the consolidated financial statements of Fundrise eFund, LLC, appearing in this Amendment of Regulation A Offering Statement.

We consent to the use in this Amendment of Regulation A Offering Statement on Form 1-A of our report dated April 13, 2020, relating to the consolidated financial statements of Fundrise National For-Sale Housing eFund, LLC, appearing in this Amendment of Regulation A Offering Statement.

We consent to the use in this Amendment of Regulation A Offering Statement on Form 1-A of our report dated April 13, 2020, relating to the consolidated financial statements of Fundrise For-Sale Housing eFund – Washington DC, LLC, appearing in this Amendment of Regulation A Offering Statement.

We also consent to the references to our firm under the heading “Experts” in such Amendment of Regulation A Offering Statement.

/s/ RSM US LLP

McLean, Virginia

May 20, 2021